                                                                     Exhibit 23b

                         Independent Auditors' Consent

The Board of Directors
Liberty Media Corporation:

We consent to the incorporation by reference in the following AT&T Corp. registration statements of our report dated March 8, 2002, relating to the consolidated balance sheets of Liberty Media Corporation and subsidiaries ("New Liberty" or "Successor") as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive earnings, stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000 and the period from March 1, 1999 to December 31, 1999 (Successor periods) and from January 1, 1999 to February 28, 1999 (Predecessor period), which appears as an exhibit to the AT&T Corp. 2001 Annual Report on Form 10-K:

Form       Registration Statement No.                    Description
----       --------------------------                    -----------
S-3        333-00573                                     Shareholder Dividend Reinvestment and Stock
                                                         Purchase Plan

S-8        333-47257                                     AT&T Long Term Savings and Security Plan

S-8        33-34264, 33-29256 and                        AT&T Long Term Savings Plan for Management
           33-21937                                      Employees


S-8        33-39708                                      AT&T Retirement Savings and Profit Sharing Plan

S-8        333-47251                                     Shares Issuable Under the Stock Option Plan of
                                                         the AT&T 1987 Long Term Incentive Program

S-8        33-50819                                      AT&T of Puerto Rico, Inc. Long Term Savings
                                                         Plan for Management Employees

S-8        33-50817                                      AT&T of Puerto Rico, Inc. Long Term Savings
                                                         and Security Plan

S-8        33-54797 (Post-Effective                      AT&T 1996 Employee Stock Purchase Plan
           Amendment No. 1)

S-8        333-47255                                     AT&T Shares for Growth Program

S-8        333-43440 and 33-28665                        AT&T 1997 Long Term Incentive Program

S-3        33-49589                                      AT&T $2,600,000,000 Notes and Warrants to Purchase Notes

S-3        33-59495                                      AT&T $3,000,000,000 Notes and Warrants to Purchase Notes

S-4        33-57745                                      AT&T 5,000,000 Common Shares

S-8        33-42150 (Post-Effective                      NCR Corporation 1989 Stock Compensation Plan
           Amendment Nos. 1 to
           Form S-4, (33-42150-01))

S-8        33-42150 (Post-Effective                      NCR Corporation 1984 Stock Compensation Plan
           Amendment No. 2 to
           Form S-4, (33-42150-02))

S-8        33-42150 (Post-Effective                      NCR Corporation 1976 Stock Compensation Plan
           Amendment No. 3 to
           Form

           S-4, (33-42150-03))

S-8        33-52119 (Post-Effective                      McCaw Cellular Communications, Inc. 1983 Non-
           Amendment No. 1 to                            Qualified Stock Option Plan
           Form S-4, (33-52119-01))

S-8        33-52119 (Post-Effective                      McCaw Cellular Communications, Inc. 1987
           Amendment No. 2 to                            Stock Option Plan
           Form S-4, (33-52119-02))

S-8        33-52119 (Post-Effective                      McCaw Cellular Communications, Inc. Equity
           Amendment No. 3 to                            Purchase Plan
           Form S-4, (33-52119-03))

S-8        33-52119 (Post-Effective                      McCaw Cellular Communications, Inc. Employee
           Amendment No. 5 to                            Stock Purchase Plan
           Form S-4, (33-52119-05))

S-8        33-45302 (Post-Effective                      Teradata Corporation 1987 Incentive and Other
           Amendment No. 1 to                            Stock Option Plan
           Form S-4, (33-45302-01))

S-8        33-63195                                      AT&T Amended and
                                                         Restated 1969 Stock
                                                         Option Plan for LIN
                                                         Broadcasting Corp.

S-8        333-49419 (Post-Effective                     Teleport Communications Group Inc. 1993 Stock
           Amendment No. 1 to                            Option Plan
           Form S-4, (333-49419-01))

S-8        333-49419 (Post-Effective                     Teleport Communications Group Inc. 1996 Equity Incentive Plan
           Amendment No. 2 to
           Form S-4, (333-49419-02))

S-8        333-49419 (Post-Effective                     ACC Corp. Employee Long Term Incentive Plan
           Amendment No. 3 to Form S-4,
           (333-49419-03))

S-8        333-49419 (Post-Effective                     ACC Corp. Non-Employee Directors' Stock Option Plan
           Amendment No. 4 to Form S-4,
           (333-49419-04))

S-8        333-49419 (Post-Effective                     ACC Corp. 1996 UK Sharesave Scheme
           Amendment No. 5 to Form S-4,
           (333-49419-05))

S-8        333-70279 (Post-Effective                     Tele-Communications, Inc. 1998 Incentive Plan
           Amendments Nos. 1 and 3 to
           Form S-4, (333-70279-01))                     Tele-Communications, Inc. 1996 Incentive Plan
                                                         (Amended and Restated)

                                                         Tele-Communications, Inc. 1995 Employee Stock
                                                         Incentive Plan (Amended and Restated)

                                                         Tele-Communications, Inc. 1994 Stock Incentive
                                                         Plan (Amended and Restated)

                                                         Tele-Communications, Inc. 1994 Nonemployee
                                                         Director Stock Option Plan

                                                         Tele-Communications International, Inc., 1996
                                                         Nonemployee Director Stock Option Plan

                                                         Tele-Communications International, Inc. 1995
                                                         Stock Incentive Plan


S-8        333-70279 (Post-Effective                     Liberty Media 401(K) Savings Plan
           Amendment No. 2 to Form S-4,
           (333-70279-02))                               TCI 401(K) Stock Plan

S-4        333-75083                                     Vanguard Cellular Systems, Inc.

S-4        333-86019                                     MediaOne Corp.

S-8        33-34264-1 (Post-Effective                    AT&T Long Term Savings Plan for Management
           Amendment No. 1)                              Employees

                                                         AT&T Long Term Savings Plan - San Francisco

                                                         AT&T Wireless Services 401(K) Retirement Plan

S-8        333-86019-1 (Post-Effective                   MediaOne Group 1999 Supplemental Stock Plan
           Amendment No. 1 to Form S-4)
                                                         Amended MediaOne Group 1994 Stock Plan

S-8        333-86019-2 (Post-Effective                   MediaOne Group 401(K) Savings Plan
           Amendment No. 2 to Form S-4)

S-8        333-53134                                     AT&T Broadband Deferred Compensation Plan

S-8        333-61676                                     AT&T Deferred Compensation Plan for Non-
                                                         Employee Directors

S-3        333-73120-01                                  Redemption of TCI Preferred Securities

S-3        333-73120-02 (Amendment No. 1)                Redemption of TCI Preferred Securities

S-3        333-73120-03 (Amendment No. 2)                Redemption of TCI Preferred Securities

S-3        333-73120-04 (Amendment No. 3)                Redemption of TCI Preferred Securities

S-3        333-83174 (which supercedes                   AT&T Universal Shelf Registration
           Form S-3 for the $13,080,000 Debt
           Securities and Warrants to Purchase
           Debt Securities 333-71167)

S-3        333-83174-01 (Amendment No. 1)                AT&T Universal Shelf Registration

As discussed in notes 3 and 8 to the aforementioned consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities in 2001.

As discussed in note 1 to the aforementioned consolidated financial statements, effective March 9, 1999, AT&T Corp., the former parent company of New Liberty, acquired Tele-Communications, Inc., the former parent company of Liberty Media Corporation, in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.



                                                        KPMG LLP



Denver, Colorado
March 29, 2002